Exhibit 10.1

AMENDED AND RESTATED

SECURED CONVERTIBLE CREDIT LINE PROMISSORY NOTE

US $XXX,XXX.XX	______________________
Dania Beach, Florida

THIS AMENDED AND RESTATED SECURED CONVERTIBLE CREDIT LINE PROMISSORY NOTE (“Note”) is effective as of this 9th day of March, 2022, by and between Veritas Farms, Inc., a Nevada corporation, having its principal place of business at 1815 Griffin Road, Suite 401, Dania Beach, Florida 33004 (“Maker”), and the Cornelis F. Wit Revocable Living Trust, having an address at 646 Osprey Point Circle, Boca Raton, Florida 33431 (together with its successors and assigns, “Holder”).

RECITALS

THIS AMENDED AND RESTATED SECURED CONVERTIBLE CREDIT LINE PROMISSORY NOTE (“Note”) is effective as of this __________ , by and between Veritas Farms, Inc., a Nevada corporation, having its principal place of business at 1815 Griffin Road, Suite 401, Dania Beach, Florida 33004 (“Maker”), and the __________ , having an address __________ (together with its successors and assigns, “Holder”).

RECITALS

WHEREAS, on __________ , Holder and Maker entered into a Secured Convertible Credit Line Promissory Note dated __________ , in the principal amount of up to $__________ made by Maker to Holder (the “Original Note”);

WHEREAS, Maker and Holder desire to amend and restate the Original Note in order to increase the amount of the Original Note, and, accordingly, Maker and Holder have agreed to execute and deliver this Note; and

NOW, THEREFORE, in consideration of the premises, the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows, effective as of the date first above written:

A. Maker’s indebtedness as evidenced by this Note is in the principal amount of up to XXX Dollars ($XXX,XXX.XX), together with interest thereon as hereinafter provided.

B. This Note does not extinguish the outstanding indebtedness evidenced by Original Note and is not intended to be a substitution or novation of the original indebtedness or instruments evidencing the same, all of which shall continue in full force and effect except as specifically amended and restated hereby.

C. Maker and Holder hereby agree that the Original Note is hereby amended, restated and replaced in its entirety with respect to the principal indebtedness evidenced by this Note to read as follows:

FOR VALUE RECEIVED, Veritas Farms, Inc. with a current principal office address of 1815 Griffin Road, Suite 401, Dania Beach, Florida 33004 (the “Maker”), agrees and promises to pay to the order of the Cornelis F. Wit Revocable Living Trust, its successors and/or assigns (the “Holder”) at the Holder’s address, or such other place as designated in writing by the Holder of this Secured Convertible Credit Line Promissory Note (“Promissory Note”), the principal sum of XXX Dollars (US $XXX,XXX.XX) (“Maximum Principal Amount Committed”) or such lesser amount as shall equal the aggregate unpaid principal amount of all funds loaned by the Holder to the Maker in accordance with the terms of this Promissory Note (“Loan”), with interest (“Interest”) on the aggregate amount loaned at a rate of 10% per annum. The Maker may, from time to time, borrow under the terms of this Promissory Note up to but not exceeding the Maximum Principal Amount Committed of this Promissory Note in increments of Two Hundred and Fifty Thousand Dollars ($250,000.00) at any time prior to the Maturity Date (as defined herein), upon delivery to Holder of a Draw Notice (the form of which is attached hereto as Exhibit A) for such amount.

All unpaid principal (“Principal”), together with any then unpaid and accrued Interest and other amounts payable hereunder, shall be due and payable by Maker to Holder, if not converted pursuant to the terms and conditions of this Promissory Note, on the earlier of (i) __________ , or (ii) following an Event of Default (as defined below) (such date, the “Maturity Date”). All payments due hereunder shall be paid in lawful money of the United States of America which shall be legal tender in payment of all debts, in immediately available funds, without offset, deduction or recoupment. Any payment by check or draft shall be subject to the condition that any receipt issued therefore shall be ineffective unless the amount due is actually received by the Holder. Each payment shall be applied first to the payment of all costs, fees and expenses incurred by or payable to the Holder in connection with the collection or enforcement of this Promissory Note; second, to the payment of all accrued and unpaid Interest hereunder; and third, to the payment of the unpaid Principal amount.

The proceeds of this Promissory Note shall be used by the Maker for working capital.

As collateral security for payment of the obligations under this Promissory Note, the Maker and the Holder have agreed that all obligations hereunder will be secured by all the assets of the Maker, and Maker hereby grants to Holder a security interest and lien in all of Maker's assets, wherever located, whether tangible or intangible, now existing, or hereafter acquired.

Optional Conversion. At any time prior to the Maturity Date, a portion or all of the outstanding Principal amount of this Promissory Note, together with a portion or all accrued but unpaid Interest hereunder (the “Outstanding Balance”), is convertible into shares of common stock of the Maker (“Common Stock”), at the option of the Holder at a conversion price (“Conversion Price”) of five cents ($0.05) per share of Common Stock.

Mechanics of Conversion. In order to convert the Outstanding Balance, Holder shall deliver to the Maker a written Election to Convert (the form of which is attached hereto as Exhibit B). Upon receipt of the written Election to Convert, the Maker shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder, and in such name or names as the Holder may designate, certificate(s) evidencing the full number of Common Stock so purchased upon conversion of the Promissory Note. Such Common Stock shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of delivery of the Election to Convert, notwithstanding that the certificate(s) representing such securities shall not actually have been delivered or that the securities transfer books of the Maker shall then be closed.

In the event that the outstanding shares of Common Stock of the Maker hereafter is restructured or revised by recapitalization, reclassification, combination, split or split-up or dividend, the aggregate number and kind of shares of Common Stock subject to conversion under this Promissory Note shall be adjusted appropriately, both as to the number of shares of Common Stock and the Conversion Price. No fractional share of Common Stock will be issued upon conversion, but any fractional share of Common Stock will be rounded up to the nearest whole share of Common Stock.

In case of any sale exchange, tender offer, redemption or buyout of the Maker’s Common Stock, or any consolidation of the Maker with or merger of the Maker into another corporation, or in case of any sale, transfer or lease to another corporation of all or substantially all other property of the Maker, the Maker or such successor or purchasing corporation, as the case may be, shall execute with the Holder an agreement that the Holder shall have the right thereafter, upon payment of the Conversion Price in effect immediately prior to such action, to convert this Promissory Note, on the same basis which it would have or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such conversion been accomplished immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided herein. These provisions shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

This Promissory Note may be prepaid at any time prior to the Maturity Date.

The occurrence of any of the following shall constitute an “Event of Default” under this Promissory Note (each, an “Event of Default”): (a) Maker shall fail to pay any Principal or Interest when due and payable hereunder; or (b) Maker shall fail to deliver the Common Stock or recognize the Holder as a holder of record of such shares of Common Stock as of the date of delivery of the Election to Convert in accordance with the terms hereof; or (c) a receiver, trustee or other similar official shall be appointed over Maker; or (d) Maker shall make a general assignment for the benefit of creditors; or (e) Maker shall file a petition for relief under any bankruptcy, insolvency or similar law; or (f) an involuntary proceeding shall be commenced or filed against Maker; or (g) Maker shall default or otherwise fail to observe or perform any covenant, obligation, condition or agreement of Maker contained herein; or (h) any representation, warranty or other statement made or furnished by or on behalf of Maker to Holder herein shall be false, incorrect, incomplete or misleading; or (i) any lawsuit, money judgment, writ or similar process shall be entered or filed against Maker or any subsidiary of Maker or any of its property or other assets for more than $100,000.00, unless otherwise consented to by Holder.

While an Event of Default exists, the Maker hereby promises to pay Interest on the unpaid balance of this Promissory Note then outstanding at the rate representing eighteen percent (18%) per annum or the highest rate allowed by law, whichever is lower, from the date of the Event of Default to until and including the date actually paid. It is the intent of parties hereto that in no event shall the amount of Interest due or payment in the nature of interest payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by the Maker or received by Holder, then such excess sum shall be credited as a prepayment of Principal, unless the Maker shall notify the Holder, in writing, that the Maker elects to have such excess sum returned forthwith.

This Promissory Note shall not be modified except by an instrument in writing signed by the party against whom enforcements of such modification is sought. This Promissory Note shall be governed and construed in accordance with the laws of the State of Florida, without regard to conflict of laws or principles thereof. Any suit or proceeding relating to this Promissory Note shall be brought or instituted only in a court of competent jurisdiction in Broward County, Florida. No waiver by the Holder of any default hereunder shall be deemed to constitute a waiver of any subsequent default. No exercise of any right or remedy hereunder shall preclude the exercise of any other right or remedy. The Maker agrees to pay or reimburse the Holder for all costs and expenses of enforcing and preserving its rights under this Promissory Note or any document or instrument executed in connection herewith (including reasonable attorneys’ fees and costs, whether in or out of court, in original or appellate proceedings or in bankruptcy).

The Maker and all others who may become liable for the payment hereof jointly and severally: (a) waive presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Promissory Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Promissory Note, (b) consent to all extensions of time, renewals, postponements of time of payment of this Promissory Note, waivers or other modifications hereof from time to time prior to or after the Maturity Date hereof, whether by acceleration or in due course, without notice, consent or consideration to any of the foregoing, (c) agree to any substitution, exchange, addition or release of any party or person primarily or secondarily liable hereon, and (d) agree that, notwithstanding the occurrence of any of the foregoing (except by the express written release by Holder), the Maker shall be and remain directly and primarily liable for all sums due under this Promissory Note.

All issue taxes, documentary stamp taxes, or other taxes (if any) required by law at any time to be affixed to this Promissory Note shall be paid by the Maker. The Maker agrees to indemnify and hold the Holder, its affiliates, successors and assigns harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities, penalties, fines, fees and damages (including related reasonable counsel and paralegal fees and expenses) incurred or suffered by the Holder arising out of or resulting from the Maker’s failure to pay such documentary stamp or other tax.

IN WITNESS WHEREOF, the Maker has duly executed this Promissory Note as of the day and year first above written.

Maker
Veritas Farms, Inc.

By:
Ramon A. Pino
Chief Financial Officer

Holder

By:

Exhibit A

DRAW NOTICE

______________

______________

______________

Attention: ______________

The undersigned, Veritas Farms, Inc. (the “Maker”), pursuant to the provisions of the Amended and Restated Secured Convertible Credit Line Promissory Note (the “Promissory Note") dated __________ by the Maker and agreed to by __________ (the “Holder”), wherein the Holder agreed and committed to loan Maker up to XXX Dollars ($XXX,XXX.XX) pursuant to the terms of the Promissory Note, and to date has loaned $_______________ to the Maker, hereby exercises its right to draw down and borrow, and hereby draws down __________ Dollars ($__________ ) under the terms of the Promissory Note. Payment is requested to be received from the Holder within three (3) business days of the date of this Draw Notice.

Dated:

Veritas Farms, Inc.

By:
Name:
Title:

Exhibit B

FORM OF ELECTION TO CONVERT

The undersigned, _____________________________________ (the “Holder”), the holder of the attached Amended and Restated Secured Convertible Credit Line Promissory Note dated __________ (“Promissory Note”) from Veritas Farms, Inc. (“Maker”), hereby irrevocably elects to exercise its right to convert $_____________ of the Promissory Note into shares of Common Stock of ___________, a ______ corporation, as more fully described in the Promissory Note, and requests that the documentation evidencing such securities be issued in the name of, and delivered to, _____________________________________________________________, whose address is ______________________________________________________________.

Dated:

Holder

Signature

Name

Title

(Signature must conform in all respects to name

of Holder as specified in the Promissory Note)

(Insert Social Security or Federal Tax I.D.

Number of Promissory Note Holder)